UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 2024

DMC Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market
Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2024, in order to reward, retain and further incentivize certain members of the leadership team of DMC Global Inc. (the “Company”) and to continue to maintain a strong emphasis on long-term shareholder value creation, the Compensation Committee of the Board of Directors of the Company approved a special retention grant for each of (i) Eric Walter, Chief Financial Officer of the Company, and (ii) Michelle Shepston, Executive Vice President, Chief Legal Officer and Secretary of the Company, respectively (each, a “Retention Grant”). Each Retention Grant, which consists 50% of restricted stock and 50% of cash, has a grant date value equal to one times the respective officer’s base salary and will vest eighteen (18) months from the grant date, subject to the executive officer’s continued service and the terms of the 2016 Omnibus Incentive Plan and a restricted stock award agreement (the “RSA Retention Agreement”) (with respect to the restricted stock award) and a cash retention letter agreement (the “Cash Retention Agreement” and together with the RSA Retention Agreement, the “Retention Agreements”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Retention Agreements.

The Retention Agreements provide that if the executive officer’s Continuous Service (i) terminates due to the executive officer’s death or Disability, (ii) is terminated by the Company without Cause, or (iii) is terminated by the executive officer for Good Reason, while the cash award has not vested or while the shares of restricted stock are subject to a Period of Restriction, each award shall vest and become free of the forfeiture and transfer restrictions described in the respective Retention Agreement, on the date of the executive officer’s termination of Continuous Service for such reason.

The Retention Agreements also provide that if a Change in Control occurs while the cash award has not vested or the shares of restricted stock are subject to a Period of Restriction, each award shall vest unless the cash award or the restricted stock award is assumed, converted or replaced by the continuing entity; provided, however, that in the event that the executive officer’s Continuous Service is terminated by the Company without Cause or by the executive officer for Good Reason within twenty-four (24) months following a Change in Control, any such assumed, converted or replacement awards shall become immediately vested. The Retention Agreements further provide that each award shall vest upon the termination of the executive officer’s Continuous Service by the Company without Cause or by the executive officer for Good Reason within twenty-four (24) months following a Significant Event.

The foregoing description of the Retention Agreements is only a summary and is qualified in its entirety by the full text of the Retention Agreements, each of which is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Form of RSA Retention Agreement
10.2	Form of Cash Retention Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DMC GLOBAL INC.

By:	/s/ Michelle Shepston
	Name:	Michelle Shepston
	Title:	Executive Vice President and Chief Legal Officer

Date: November 19, 2024